EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm as experts under the caption "Experts--Independent Registered Public Accounting Firm" and to the use of our report dated October 22, 2008, in Amendment No. 1 to the Registration Statement (File No. 333-153416) and related prospectus of Advisors Disciplined Trust 294.


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
October 22, 2008